Exhibit No.    Description

      99.1 Press Release dated September 1, 2004 titled "John Wiley & Sons, Inc. Reports First Quarter Results" (furnished and not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and not deemed incorporated by reference in any filing under the Securities Act of 1934, as amended). ITEM 9: REGULATION FD DISCLOSURE The information in this report is being furnished
               (i) pursuant to Regulation FD, and (ii) pursuant to Item 12 Results of Operations and Financial Condition (in accordance with SEC interim guidance issued March 28, 2003). In accordance with General Instructions B.2 and B.6 of Form 8-K, the information in this report shall not be deemed to be "filed" for purposes of
               Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1934, as amended. The furnishing of the information set forth in this report is not intended to, and does not, constitute a determination or admission as to the materiality or completeness of such information.

               On September 1, 2004, John Wiley & Sons Inc., a New York corporation (the "Company"), issued a press release announcing the Company's financial results for the first quarter of fiscal year 2005. A copy of the Company press release is attached hereto as Exhibit 99.1 and incorporated

Ellis E. Cousens
Executive Vice President, Chief Financial & Operations Officer
John Wiley& Sons, Inc.
(201) 748-6534

              John Wiley & Sons, Inc. Reports First Quarter Results


Hoboken, NJ, September 1, 2004. John Wiley & Sons, Inc. (NYSE:JWa) (NYSE:JWb) announced today that first quarter revenue of $226.9 million increased 3% from $219.7 million in the previous year's first quarter. Excluding foreign currency effects, revenue increased 2%. Net income of $19.9 million declined from $21.8 million in the prior year. Earnings per diluted share was $0.32 compared to $0.35 in the prior year.

"Overall, Wiley's first quarter results are consistent with our expectations. Our Scientific, Technical, and Medical business reported healthy year-on-year growth, with journals and books contributing to these results. As expected, our Professional/Trade business was flat with last year's strong first quarter. Solid Fall, Winter and Spring frontlists will drive year-on-year growth during the balance of fiscal year 2005. The only disappointment was in our Higher Education business, where revenue was below expectations," said William J. Pesce, President & Chief Executive Officer.

Mr. Pesce concluded, "Based on first quarter results, leading indicators and market conditions, we continue to anticipate revenue and earnings growth in the mid-to-high single digits in fiscal year 2005."

Segment Highlights

Professional/Trade (P/T)
------------------------
Wiley's U.S. P/T revenue for the first quarter was essentially flat with prior year and in line with our expectations. The architecture, professional culinary, psychology and education book programs performed well. Subscription journals and online advertising also contributed positively to the first quarter results. Sales in the consumer cooking and business categories lagged behind last year's first quarter.

Several P/T titles received considerable attention from the media and our customers, including Maccioni & Wright/Sirio: The Story of My Life and Le Cirque; Edwards/Edward R. Murrow and the Birth of Broadcast Journalism; and Pescatore/The Hamptons Diet. The Edwards' book was on the New York Times-Expanded Best Seller list for nine weeks. Other titles that were on national and regional bestseller lists include Lencioni/Five Dysfunctions of a Team; Lencioni/Death by Meeting; Allen/Multiple Streams of Income; and Mauldin/Bull's Eye Investing.

First quarter highlights for the business program include the publication of Flying High: How JetBlue Founder and CEO David Neeleman Beat the Competition in the World's Most Turbulent Industry. Ross & Segal/Breakthrough Thinking for Nonprofit Organizations was selected as this year's winner of the Terry McAdam Book Award, a prestigious honor from the Alliance for Nonprofit Management, The Chronicle of Philanthropy, and the New York Community Trust. Four P/T journals were recognized for outstanding quality: Leader to Leader, the National Civic Review, and Natural Gas and Electricity each received a 2004 Apex Award of Excellence from Communications Concepts, while Human Resources Management received a 2004 Golden Page Award for general readability.

P/T's architecture/engineering and professional culinary/hospitality programs had a strong quarter. A bulk sale of a customized edition of our Guide to New York City Landmarks was made during the quarter. The guide will be distributed to every delegate and guest attending the Republican National Convention in New York. Piotrowski/Becoming an Interior Designer was named by the American Society of Interior Designers as this year's Polsky Prize winner. A multi-year contract to provide course plans and textbooks and develop curricula in hospitality management was signed with Axia College, a University of Phoenix sister school. This was a collaborative effort between Wiley's P/T and Higher Education businesses.

Throughout July, Wiley participated in a successful co-promotion with Travelocity. Ads for the campaign appeared in USA Today and The Wall Street Journal, among other publications and online sites. An agreement with MTV was signed during the quarter to publish an eight volume series of travel guides targeted to students and co-branded as MTV and Frommer's.

Guitar For Dummies, Forensics For Dummies, and nine pet-related titles were top performers in the quarter. Two video/DVDs that were produced with Razor & Tie, Golf For Dummies and Poker For Dummies, were released successfully and benefited from a television advertising campaign. PCs Para Dummies, 8th edition, received an award as the "Best Business Book for 2003" from the Latino Book and Family Festival.

Scientific, Technical, and Medical (STM)
----------------------------------------
Wiley's U.S. STM business started the year on a strong note, with revenue in the first quarter up 11% over prior year. Journal revenue increased 12%, with new society journals contributing significantly to the year-on-year growth. The STM book program performed well, as reflected in a 9% revenue increase over prior year.

In addition to healthy license renewals, several new Enhanced Access Licenses to Wiley InterScience were signed by academic and corporate customers around the world. Customers continue to take advantage of Wiley InterScience's wide range of access options. During the quarter, the number of visits to Wiley InterScience increased by approximately 40% over prior year.

STM launched a number of major reference works in Wiley InterScience during the quarter, including the Encyclopedia of Statistical Sciences, Handbook of Plant Biotechnology, and Handbook of Statistical Genetics, Genomics, and Proteomics. In addition, journals were added to the Company's Biotechnology Backfile collection. Wiley and the American College of Rheumatology signed a long-term contract extension for the journal publications Arthritis and Rheumatism and Arthritis Care and Research.

The global STM book program performed very well during the first quarter. Product output was excellent; manuscript transmittals have been strong; global market conditions were relatively favorable; and online sales channels have fueled growth. Key titles that are contributing to these results include VanBelle/Biostatistics: A Methodology for the Health Sciences, second edition; Freeman/Telecommunications Systems Engineering, fourth edition; Proctor and Hughes/Chemical Hazards of the Workplace, fifth edition; Witcoff/Industrial Organic Chemicals, second edition; Grob/Modern Practice of Gas Chromatography, fourth edition; Basagni/Mobile Ad Hoc Networking; and Hancock/Dictionary of Bioinformatics and Computational Biology. Further, the publication of new volumes of major continuation titles, such as the Kirk-Othmer Encyclopedia of Chemical Technology and the Encyclopedia of Statistical Sciences, bolstered sales.

Higher Education
----------------
Revenue of Wiley's U.S. Higher Education business declined 5% during the first quarter. Some delayed ordering and tighter inventory management by college bookstores, as well as increases in used book sales and the sharing of textbooks by students appear to have contributed to these results.

Strong performances were recorded by titles such as Tortora/Anatomy and Physiology, tenth edition; Kieso/Intermediate Accounting, eleventh edition; Cutnell/Physics, sixth edition; deBlij/Regions; and Solomons/Organic Chemistry, eleventh edition.

The Company's online product, eGrade Plus, was launched successfully for 30 new courses in the first quarter. eGrade Plus delivers integrated content that is organized around teaching and learning activities. Several pricing options are available to students. In addition to purchasing a textbook, the student receives online study guides and self-testing products, which provide immediate feedback to promote understanding of the subject and help the student succeed in the course. Professors who adopt eGrade Plus can customize the course content to fit their curriculum.

During the quarter, Wiley Higher Education and Rand McNally & Co. renewed and expanded an agreement for Wiley to be the exclusive distributor to the academic community of Rand McNally's Goode's World Atlas, 21st Edition. Wiley is also publishing and distributing new regional and course editions of Goode's Atlas, as well as the Goode's World Atlas Map Workbook.

Europe
------
Wiley Europe's first quarter revenue was up 18% over prior year, or 12% excluding foreign currency effects. Journal revenue was up across all markets. Book sales increased, especially through online sales channels. Of particular note were the strong sales of indigenous products from both the U.K. and Germany, as well as of imported U.S. Professional/Trade titles.

Corporate and special sales of Prechter/Conquer the Crash, Hasslacher/Diabetes and the Kidney, Concise Encyclopedia of Computer Science, and a customized version of Wi-Fi For Dummies contributed to the quarter's strength. An agreement was signed with Lilly to sponsor a series of newsletters based on Practical Diabetes International.

Wiley Europe's general interest and consumer publishing program continues to generate publicity. First quarter highlights include the serialization in national newspapers and magazines for Morrison/My Life Among the Serial Killers; Pound/Inside the Olympics; and Pescatore/The Hamptons Diet. Interior Angles, a new series in interior design, was launched during the quarter, as part of a revamped U.K. architecture list. The first title, Fashion Retail, was well received by the market.

During the quarter, Wiley-VCH successfully launched the new journal, Plasma, Processes, and Polymers and published a number of new major reference works.

Asia, Australia, and Canada
---------------------------
Wiley's revenue in Asia, Australia, and Canada was flat during the first quarter, or off 2% excluding foreign currency effects. Encouraging growth throughout most of Asia was offset by sluggish results in Australia and Canada.

Key Wiley Asia publications for the quarter included Lexus: The Relentless Pursuit by Business Week auto-correspondent Chester Dawson, as well as Structured Credit Products and Fixed Income Markets, both by Moorad Choudhry. The gradual economic recovery in Japan, combined with the development of a local market partnership with a major online bookseller, had a positive effect on results in Asia.

Sales of Wiley's Higher Education products in Canada were below expectations. Nonetheless, the market response to eGrade Plus, including a Canadian adaptation for Weygandt/Accounting Principles, third edition, was positive. Wiley Canada's indigenous titles did well during the quarter, in particular, Pound/Inside the Olympics, which picked up interest outside of Canada.

Wiley Australia won Secondary Publisher of the Year for the fifth consecutive year at the seventh annual Awards for Excellence in Australian Educational Publishing. Recognizing overall excellence, the award was granted by a panel of judges that included booksellers, teachers, and publishers.

Conference Call
Wiley will hold a conference call today, Wednesday, September 1, 2004, at 10:30 a.m. (EDT) to discuss its financial results for the first quarter of fiscal year 2005. The call will include a brief management presentation followed by a question and answer session.

To participate in the conference call, please dial the following number approximately ten minutes prior to the scheduled starting time: (800) 478-6251

International callers may participate by dialing:  (913) 981-5558

A replay of the call will be available from 1:30 p.m. (EDT) on Wednesday, September 1 through midnight (EDT) on Tuesday, September 7, by dialing (888) 203-1112 or (719) 457-0820 and entering Passcode 989492.

A      live      audio       Webcast      will      be       accessible       at
http://www.wiley.com/go/communications.   A  replay  of  the  Webcast   will  be
accessible for 14 days afterwards.

"Safe Harbor"  Statement under the Private  Securities  Litigation Reform Act of
1995

This  report  contains  certain   forward-looking   statements  concerning  the
Company's operations, performance, and financial condition. Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements. Any such forward-looking statements are based upon a number of assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company, and are subject to change based on many important factors. Such factors include, but are not limited to (i)the level of investment in new technologies and products; (ii)subscriber renewal rates for the Company's journals; (iii)the financial stability and liquidity of journal subscription agents; (iv)the consolidation of book wholesalers and retail accounts; (v)the market position and financial stability of key online retailers; (vi)the seasonal nature of the Company's educational business and the impact of the used book market; (vii)worldwide economic and political conditions; (viii)the Company's ability to protect its copyrights and other intellectual property worldwide and (ix)other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances.

Founded in 1807, John Wiley & Sons, Inc., provides must-have content and services to customers worldwide. Its core businesses include scientific, technical, and medical journals, encyclopedias, books, and online products and services; professional and consumer books and subscription services; and educational materials for undergraduate and graduate students and lifelong learners. Wiley has publishing, marketing, and distribution centers in the United States, Canada, Europe, Asia, and Australia. The Company is listed on the New York Stock Exchange under the symbols JWa and JWb. Wiley's Internet site can be accessed at http://www.wiley.com.

                     JOHN WILEY & SONS, INC.
                      SUMMARY OF OPERATIONS
                      FOR THE FIRST QUARTER
                   ENDED JULY 31, 2004 AND 2003
             (in thousands, except per share amounts)

                                                                           First Quarter
                                                                          Ended July 31,
                                                        -------------------------------------------------
                                                               2004             2003            % Change
                                                        --------------       ------------      ----------
Revenues                                               $      226,939           219,660               3%

Costs and Expenses
      Cost of Sales                                            75,229            72,109               4%
      Operating and Administrative Expenses                   118,434           112,043               6%
      Amortization of Intangibles                               2,499             2,330               7%
                                                        --------------       ------------
      Total Costs and Expenses                                196,162           186,482               5%
                                                        --------------       ------------
Operating Income                                               30,777            33,178              -7%
      Operating Margin                                          13.6%             15.1%

Interest Expense, Net                                           1,187             1,260
                                                        --------------       ------------
Income Before Taxes                                            29,590            31,918              -7%

Provision  for Income Taxes                                     9,706            10,118
                                                        --------------       ------------
Net Income                                             $       19,884            21,800              -9%
                                                        ==============       ============
Income Per Share
      Diluted                                          $         0.32              0.35              -9%
      Basic                                            $         0.32              0.35

Average Shares
      Diluted                                                  62,851            62,964
      Basic                                                    61,442            61,686


                 JOHN WILEY & SONS, INC.
                     SEGMENT RESULTS
                  FOR THE FIRST QUARTER
              ENDED JULY 31, 2004 AND 2003
        (in thousands, except per share amounts)


                                                                                 First Quarter
                                                                                Ended July 31,
                                                             ------------------------------------------------------
                                                                 2004                2003               % Change
                                                             -----------------    --------------       ------------
Revenues
----------------------------------------------------------
US Segment

      Professional/Trade                                   $    75,908             76,144                  0%

      Scientific, Technical and Medical                         46,206             41,707                 11%

      Higher Education                                          45,475             47,768                 -5%
                                                             ----------------    --------------
Total US                                                       167,589            165,619                  1%

European Segment                                                59,523             50,583                 18%

Asia, Australia & Canada Segment                                23,466             23,396                  0%

Intersegment Sales Eliminations                                (23,639)           (19,938)                19%
                                                             ----------------    --------------
Total Revenues                                             $   226,939            219,660                  3%
                                                             ================    ==============
Direct Contribution to Profit
----------------------------------------------------------
US Segment

      Professional/Trade                                   $    15,551             18,188                -14%

      Scientific, Technical and Medical                         22,269             20,716                  7%

      Higher Education                                          16,051             18,684                -14%
                                                             ----------------    --------------
Total US                                                        53,871             57,588                 -6%

European Segment                                                18,694             15,422                 21%

Asia, Australia & Canada Segment                                 3,191              4,143                -23%
                                                             ----------------    --------------
Total Direct Contribution to Profit                             75,756             77,153                 -2%

Shared Services and Administrative Costs
----------------------------------------------------------
      Distribution                                             (11,739)           (11,261)                 4%

      Information Technology & Development                     (12,269)           (11,801)                 4%

      Finance                                                   (7,339)            (7,051)                 4%

      Other Administration                                     (13,632)           (13,862)                -2%
                                                             ----------------    --------------
Total Shared Services and Admin. Costs                         (44,979)           (43,975)                 2%

Operating Income                                           $    30,777             33,178                 -7%
                                                             ================    ==============

                     JOHN WILEY & SONS, INC.
            CONDENSED STATEMENTS OF FINANCIAL POSITION
                          (in thousands)

                                                                                 July 31,
                                                                     --------------------------------    April 30,
                                                                         2004             2003             2004
                                                                     ------------      -------------   -----------
Current Assets
       Cash & cash equivalents                                       $   40,424            8,085           82,027
       Accounts receivable                                              146,168          134,128          127,224
       Inventories                                                       81,452           83,210           83,789
       Deferred income tax benefit                                       18,115           27,156           18,113
       Other current assets                                              11,973           13,956           12,853
                                                                     ------------      ------------    -----------
       Total Current Assets                                             298,132          266,535          324,006
Product Development Assets                                               58,022           61,397           60,755
Property and Equipment                                                  115,835          114,599          117,305
Intangible Assets                                                       280,644          280,106          276,440
Goodwill                                                                195,400          193,354          194,893
Deferred income tax benefit                                              18,352           30,340           18,976
Other Assets                                                             22,808           21,021           22,207
                                                                     ------------      ------------    -----------
       Total Assets                                                     989,193          967,352        1,014,582
                                                                     ============      =============   ===========

Current Liabilities
       Notes Payable & Current portion of long-term debt                      -           45,000                -
       Accounts and royalties payable                                    76,325           79,110           68,338
       Deferred subscription revenues                                    90,028           83,524          127,224
       Accrued income taxes                                              29,754           34,877           19,338
       Deferred income taxes                                              5,784                -            5,721
       Other accrued liabilities                                         63,945           56,675           85,744
                                                                     ------------      ------------    -----------
       Total Current Liabilities                                        265,836          299,186          306,365
Long-Term Debt                                                          200,000          200,000          200,000
Accrued Pension liability                                                50,254           54,865           48,505
Other Long-Term Liabilities                                              31,258           28,184           31,757
Deferred Income Taxes                                                    12,512           12,251           12,891
Shareholders' Equity                                                    429,333          372,866          415,064
                                                                     ------------      ------------    -----------
       Total Liabilities & Shareholders' Equity                      $  989,193          967,352        1,014,582
                                                                     ============      =============   ===========

                CONDENSED STATEMENTS OF CASH FLOWS

                                                                               First Quarter
                                                                               Ended July 31,
                                                                     -----------------------------
                                                                           2004           2003
                                                                     ------------       ----------
Operating Activities
       Net income                                                    $   19,884           21,800
       Amortization of intangibles                                        2,499            2,330
       Amortization of composition costs                                  8,349            7,511
       Depreciation of property and equipment                             7,487            7,083
       Other non-cash items                                              12,263            8,306
       Change in deferred subscription revenue                          (37,528)         (36,948)
       Net change in operating assets and liabilities                   (19,279)         (24,896)
                                                                     ------------       ----------
       Cash (Used for) Operating Activities                              (6,325)         (14,814)

Investing Activities
       Additions to product development assets                          (11,709)         (12,885)
       Additions to property and equipment                               (5,066)          (5,633)
       Acquisition of publishing assets, net of cash acquired            (5,709)          (1,006)
                                                                     ------------       ----------
       Cash Used for Investing Activities                               (22,484)         (19,524)

Financing Activities
       Borrowings of short-term debt                                          -           10,000
       Purchase of treasury shares                                       (9,784)               -
       Cash dividends                                                    (4,505)          (4,035)
       Proceeds from issuance of stock on option exercises & other        1,350            2,633
                                                                     ------------       ----------
       Cash Provided by (Used for) Financing Activities                 (12,939)           8,598

Effects of Exchange Rate Changes on Cash                                    145              584
                                                                     ------------       ----------
Decrease in Cash and Cash Equivalents for Period                     $  (41,603)         (25,156)
                                                                     ============       ==========